FOR IMMEDIATE RELEASE

JMG Exploration Inc. Extends Warrant Expiration Dates.

Pasadena, California – December 17, 2008 – JMG Exploration, Inc., (“JMG” or the “Company”) (OTC:JMGEE) announced that the Board of Directors has extended the expiration date of its Series A, B and C warrants to January 15, 2010.

Warrant summary	Number of warrants	Exercise price	Expiration Date
Series A warrants	369,249	$6.00	01/15/2010
Series B warrants	1,729,500	$4.25	01/15/2010
Series C warrants	1,763,802	$5.00	01/15/2010

About JMG:  JMG Exploration, Inc., which was incorporated under the laws of the State of Nevada on July 16, 2004, explores for oil and natural gas in the United States and Canada.

This press release contains forward-looking statements. The words “proposed”, “anticipated” and scheduled” and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. The following factor, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the results of JMG’s review of the impact of the corrected calculation of depreciation, depletion and amortization and other factors described in JMG’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site (http://www.sec.gov).  JMG is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

For further information contact:

JMG Exploration, Inc. or

Joe Skeehan, President and CEO

(626) 585-9555

Justin  Yorke, Director

(626) 310-0482